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                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 25, 2001 (except with respect to matters discussed in Notes 7, 18 and 25, for which the dates are November 9, 2001, September 20, 2001 and June 1, 2001, respectively) on PerkinElmer, Inc.'s financial statements for the year ended December 31, 2000, included in PerkinElmer, Inc.'s Report on Form 8-K, dated November 13, 2001.


                                                /s/ Arthur Andersen LLP
Boston, Massachusetts
November 13, 2001